                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A
                                (Amendment No. 2)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 15, 2000

                              BROADCOM CORPORATION
               (Exact Name of Registrant as Specified in Charter)

        California                   000-23993                33-0480482
------------------------------      -----------           ------------------
      (State or Other               (Commission             (IRS Employer
Jurisdiction of Incorporation)      File Number)          Identification No.)

                  16215 Alton Parkway, Irvine, California 92618
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (949) 450-8700

                                 Not Applicable
-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed since Last Report)

   An amendment to the Current Report on Form 8-K dated December 15, 2000, filed under Form 8-K/A on February 28, 2001 ("Amendment No. 1"), was filed in order to include the historical financial statements of SiByte, Inc. ("SiByte") and the unaudited pro forma financial information listed below. This Form 8-K/A ("Amendment No. 2") is being filed to revise the unaudited pro forma financial information to give effect to the revision of Broadcom Corporation's financial statements as of and for the nine month period ended September 30, 2000, filed on Form 10-Q/A on or about March 30, 2001, to account for performance-based warrants assumed in the SiByte acquisition pursuant to Emerging Issues Task Force Topic D-90, "Grantor Balance Sheet Presentation of Unvested, Forfeitable Equity Instruments Granted to a Nonemployee" and to discuss the current status of those warrants, as further described in Note 2 of the Notes to the Unaudited Pro Forma Condensed Combined Financial Information contained herein. Other than the changes noted above, we have not undertaken herein to amend, supplement or update any information contained in the original Form 8-K or in Amendment No. 1 to give effect to subsequent events.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

   (a)  Financial statements of business acquired.

        Previously filed with Amendment No. 1.

   (b)  Pro forma financial information.

        The following unaudited pro forma condensed financial information is being filed herewith:

        Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2000 (restated).

        Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2000 (restated) and the twelve months ended December 31, 1999 (restated).





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

ITEM 7.(b) PRO FORMA FINANCIAL INFORMATION.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               September 30, 2000
                                 (In thousands)

                                                             HISTORICAL
                                                     ----------------------------        PRO FORMA         PRO FORMA
                                                       BROADCOM         SIBYTE          ADJUSTMENTS         COMBINED
                                                     -----------      -----------     ----------------     ----------
                                                      (restated)                         (restated)        (restated)
ASSETS
Current assets:
  Cash and cash equivalents                          $   377,813      $    31,792       $       --         $   409,605
  Short-term investments                                 104,570               --               --             104,570
  Accounts receivable, net                               152,484               --               --             152,484
  Inventory                                               44,471               --               --              44,471
  Deferred taxes                                           8,980               --               --               8,980
  Prepaid expenses and other current assets               25,807            1,457               --              27,264
                                                     -----------      -----------      -----------         -----------
          Total current assets                           714,125           33,249               --             747,374
Property and equipment, net                               85,961            6,224               --              92,185
Deferred taxes                                           290,131               --          (81,054)(a)         209,077
Goodwill and purchased intangibles, net                  673,974               --          607,183 (a)       1,281,157
Other assets                                              24,963              178               --              25,141
                                                     -----------      -----------      -----------         -----------
          Total assets                               $ 1,789,154      $    39,651      $   526,129         $ 2,354,934
                                                     ===========      ===========      ===========         ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable                             $    92,818      $     1,128       $       --         $    93,946
  Wages and related benefits                              14,279              475               --              14,754
  Income taxes payable                                    29,068               --               --              29,068
  Accrued liabilities                                     25,058            3,751              350 (b)          29,159
  Current portion of long-term debt                        1,152               --               --               1,152
                                                     -----------      -----------      -----------         -----------
          Total current liabilities                      162,375            5,354              350             168,079
Long-term debt, less current portion                         702               --               --                 702
Mandatorily convertible and redeemable
   preferred stock                                            --           53,218          (53,218)(c)              --
Shareholders' equity
  Common stock                                         1,940,316           29,470          (29,470)(c)       2,847,878
                                                                                           907,562 (d)
  Notes receivable from employees                        (13,561)              --               --             (13,561)
  Deferred compensation                                 (461,157)         (24,690)        (174,106)(a)        (635,263)
                                                                                            24,690 (c)
  Retained earnings (accumulated deficit)                160,479          (23,701)        (173,380)(e)         (12,901)
                                                                                            23,701 (c)
                                                     -----------      -----------      -----------         -----------
          Total shareholders' equity                   1,626,077          (18,921)         578,997           2,186,153
                                                     -----------      -----------      -----------         -----------
          Total liabilities and shareholders'
             equity                                  $ 1,789,154      $    39,651      $   526,129         $ 2,354,934
                                                     ===========      ===========      ===========         ===========


See accompanying notes to unaudited pro forma condensed combined financial information.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 30, 2000
                      (In thousands, except per share data)

                                                HISTORICAL
                                         -----------------------     PRO FORMA         PRO FORMA
                                         BROADCOM       SIBYTE      ADJUSTMENTS         COMBINED
                                         ---------     ---------    -----------        ----------
                                         (restated)                   (restated)       (restated)
Revenue                                  $ 755,923     $      --      $      --         $ 755,923
Cost of revenue                            317,430            --             --           317,430
                                         ---------     ---------      ---------         ---------
Gross profit                               438,493            --             --           438,493
Operating expense:
  Research and development                 163,350        14,626             --           177,976
  Selling, general and
    administrative                          72,097         1,558             --            73,655
  Stock-based compensation expense          30,655            --         52,527 (g)        83,182
  Amortization of goodwill and
    purchased intangibles                   16,015            --         91,077 (f)       107,092
  In-process research and
    development                             45,660            --             --            45,660
  Merger related costs                       4,745            --             --             4,745
                                         ---------     ---------      ---------         ---------
Income (loss) from operations              105,971       (16,184)      (143,604)          (53,817)
Interest and other income, net              12,984           946             --            13,930
                                         ---------     ---------      ---------         ---------
Income (loss) before income taxes          118,955       (15,238)      (143,604)          (39,887)
Provision (benefit) for income taxes        38,507            --         (9,695)           28,812
                                         ---------     ---------      ---------         ---------
Net income (loss)                        $  80,448     $ (15,238)     $(133,909)        $ (68,699)
                                         =========     =========      =========         =========
Basic earnings (loss) per share          $    0.37                                      $   (0.31)
                                         =========                                      =========
Diluted earnings (loss) per share        $    0.31                                      $   (0.31)
                                         =========                                      =========
Weighted average shares (basic)            215,444                                        219,067
                                         =========                                      =========
Weighted average shares (diluted)          257,111                                        219,067
                                         =========                                      =========


See accompanying notes to unaudited pro forma condensed combined financial information.











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


         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1999
                     (In thousands, except per share data)

                                              HISTORICAL
                                      ------------------------     PRO FORMA         PRO FORMA
                                       BROADCOM       SIBYTE      ADJUSTMENTS         COMBINED
                                      ----------     ---------    -----------        ----------
                                                                   (restated)        (restated)

Revenue                                $ 521,225     $     245      $      --         $ 521,470
Cost of revenue                          211,991            --             --           211,991
                                       ---------     ---------      ---------         ---------
Gross profit                             309,234           245             --           309,479
Operating expense:
  Research and development               121,733         7,858             --           129,591
  Selling, general and                    62,602           725             --            63,327
    administrative
  Stock-based compensation expense            --            --         70,035 (g)        70,035
  Amortization of goodwill and
    purchased intangibles                     --            --        121,437 (f)       121,437
  Merger related costs                    15,210            --             --            15,210
  Litigation settlement costs             17,036            --             --            17,036
                                       ---------     ---------      ---------         ---------
Income (loss) from operations             92,653        (8,338)      (191,472)         (107,157)
Interest and other income, net             8,648           115             --             8,763
                                       ---------     ---------      ---------         ---------
Income (loss) before income taxes        101,301        (8,223)      (191,472)          (98,394)
Provision (benefit) for income taxes      28,830            --         (8,089)(h)        20,741
                                       ---------     ---------      ---------         ---------
Net income (loss)                      $  72,471     $  (8,223)     $(183,383)        $(119,135)
                                       =========     =========      =========         =========
Basic earnings (loss) per share        $    0.36                                      $   (0.58)
                                       =========                                      =========
Diluted earnings (loss) per share      $    0.31                                      $   (0.58)
                                       =========                                      =========
Weighted average shares (basic)          201,667                                        205,290
                                       =========                                      =========
Weighted average shares (diluted)        235,651                                        205,290
                                       =========                                      =========

See accompanying notes to unaudited pro forma condensed combined financial information.


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

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BASIS OF PRESENTATION

   The following unaudited pro forma condensed combined financial statements give effect to the acquisition by Broadcom Corporation (the "Company") of SiByte, Inc. ("SiByte"). This acquisition was completed on December 15, 2000.

   The accompanying Unaudited Pro Forma Condensed Combined Statements of Operations (the "Pro Forma Statements of Operations") for the twelve months ended December 31, 1999 and the nine months ended September 30, 2000 give effect to the acquisition of SiByte, accounted for as purchase business combination, as if it had occurred on January 1, 1999. The Pro Forma Statements of Operations are based on historical results of operations of the Company and SiByte for the twelve months ended December 31, 1999 and the nine months ended September 30, 2000. The Unaudited Pro Forma Condensed Combined Balance Sheet (the "Pro Forma Balance Sheet") gives effect to the acquisition as if it had occurred on September 30, 2000. The Pro Forma Statements of Operations and Pro Forma Balance Sheet and accompanying notes (the "Pro Forma Financial Information") should be read in conjunction with, and are qualified by reference to, the historical financial statements of the Company and SiByte and the related notes thereto.

   The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the Company after the acquisition of SiByte, or of the financial position or results of operations of the Company that would have actually occurred had the acquisition of SiByte been effected on January 1, 1999.

2. PRO FORMA ASSUMPTIONS

   The acquisition has been accounted for under the purchase method of accounting. The Company obtained an independent appraisal of the fair value of the tangible and intangible assets acquired in order to allocate the purchase price in accordance with APB Opinion No. 16, Business Combinations ("APB 16"). The following represents the preliminary allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of SiByte at September 30, 2000, and is included for illustrative pro forma purposes only. Assuming the transaction had occurred on September 30, 2000, the allocation would have been as follows (in thousands):

                                                     (revised)
                                                     ---------
        Assumed value of shares of the Company's
          common stock issued and value of
          Company's restricted common stock
          and employee stock options exchanged       $ 907,562
        Estimated transaction costs                        350
                                                     ---------
        Estimated total acquisition costs              907,912
        Less: net assets assumed                        34,297
                                                     ---------
        Unallocated excess of acquisition costs
          over net assets assumed                    $ 873,615
                                                     =========
        Preliminary allocation to:
          In-process research and development        $ 173,380
          Goodwill and purchased intangibles           607,183
          Deferred taxes                               (81,054)
          Deferred stock-based compensation            174,106
                                                     ---------
                                                     $ 873,615
                                                     =========

   The purchase price of SiByte consists of 5,627,741 shares of common stock which includes a) 3,622,717 shares of common stock valued at $717.0 million based upon the Company's stock price for a short period just before and after the Company and SiByte reached agreement and the proposed transaction was announced and b) 2,005,024 shares of restricted common stock and employee stock options valued at $190.6 million in accordance with FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB No. 25" ("FIN 44").

   In addition to the purchase consideration, the Company has reserved 1,841,679 additional shares of common stock for future issuance to a customer upon the exercise of outstanding performance-based warrants of SiByte that were assumed by the Company and become exercisable upon the satisfaction by the customer of certain purchase and development requirements.

   In allocating the purchase price for SiByte, no value has been assigned to the purchase and development agreements because they were executory contracts and their terms were at fair value. However, pursuant to the provisions of Emerging Issues Task Force ("EITF") Issue 96-18 "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18"), the related warrants have been assigned a fixed value of approximately $123.13 per share, the warrant fair value determined using the Black-Scholes pricing model at the date the Company acquired SiByte. Under EITF 96-18, a performance-based warrant is accounted for using its value at its date of issuance if a significant disincentive to the customer exists that makes the customer's performance probable ("fixed accounting"). At the time the Company assumed the warrants and related purchase and development agreements, the Company determined, in consultation with its independent auditors, that fixed accounting, with the date of acquisition as the valuation measurement date, was required. With respect to the purchase agreement, this determination was based on the fact that the customer is subject to substantial penalties, which include cash penalties if there are shortfalls in meeting the minimum purchase requirements on a periodic basis throughout the term of the agreement and further cash penalties payable at the end of the agreement if aggregate purchase commitments are not met. With respect to the development agreement, this determination was based on the fact the customer was subject to substantial cash penalties if the customer fails to fulfill its obligations under the agreement. In its evaluation, the Company considered the significance of the cash penalties in relation to both the amounts in each purchase and development agreement and the financial statements of the customer, the effect of forfeiture of the value of the warrants, and the intent and ability of the customer to purchase the required products and development services under the agreements.

   These warrants will be accounted for the Company's financial statements pursuant to EITF Topic D-90, "Grantor Balance Sheet Presentation of Unvested, Forfeitable Equity Instruments Granted to a Nonemployee" ("EITF D-90"). EITF D-90 announces an SEC staff position that an issuer of a performance-based warrant should treat it as unissued for accounting purposes until the issuer has received benefit and the warrant vests. Accordingly, the warrants assumed in the SiByte acquisition will be recorded as a reduction of revenue in the amount of $123.13 per share only as and to the extent any warrants are earned and vest in future periods. The warrants generally vest quarterly over the period from January 2001 through July 2004, subject to satisfaction by the customer of the applicable purchase and development requirements, and are generally exercisable for one year after the vesting date at an exercise price per share of less than $0.01.

   At the time the Company acquired SiByte, the Company expected SiByte and the customer to perform under the purchase and development agreements and for the assumed warrants to be earned. However, based on the recent significant economic slowdown in the technology sector and current market conditions, the Company has concluded that the development agreement may no longer be desirable. Therefore, the Company is in the process of negotiating with the customer that had entered into the development agreement with SiByte to either revise or terminate the development agreement, which could result in the cancellation of the related warrants. In the event this termination occurs, the accounting for any warrants earned in prior periods will not be affected.

   In connection with the acquisition of SiByte, if certain future performance goals are satisfied, the Company will issue up to an additional 3,751,878 shares of common stock. This additional consideration will be accounted for in accordance with APB 16, FIN 44 and EITF 95-8, "Accounting for Contingent Consideration Paid to Shareholders of an Acquired Enterprise in a Purchase Business Combination." Any additional consideration will be allocated to goodwill and deferred compensation and amortized over the remaining respective lives. In addition, certain options assumed in these transactions will be subject to variable accounting and will be periodically revalued over the vesting period until all performance goals are satisfied.

   For purposes of the Pro Forma Financial Information, the estimated amount of the in-process research and development is $173.4 million, which is based upon an independent third party valuation. Because such in-process research and development is not expected to reach the stage of technological feasibility by the anticipated acquisition date and is expected to have no alternative future use, this amount shall be immediately written-off by the Company and has been reflected in the pro forma balance sheet as a charge against retained earnings.

3. PRO FORMA ADJUSTMENTS

   The pro forma financial information reflects the following adjustments:

   (a) To record the preliminary allocation of the purchase price to goodwill and purchased intangibles, deferred tax liabilities and deferred compensation.

   (b) To accrue estimated transaction costs.

   (c) To eliminate SiByte stockholders' equity accounts.

   (d) To record the acquisition of SiByte's equity securities by the issuance of the Company's common stock, restricted common stock and assumption of employee stock options.

   (e) To record the allocation of purchase price to in-process research and development.

   (f) To record amortization expense for goodwill and purchased intangibles over an expected estimated period of benefit ranging from two to five years.

   (g) To record stock-based compensation expense generally over a three to four-year period.

   (h) Reflects the estimated tax effects of the pro forma adjustments. The pro forma adjustments for the amortization of goodwill and purchased intangibles, in-process research and development, and certain stock-based compensation are excluded from such computations, as the Company does not expect to realize any benefit from these items.

4. EARNINGS PER SHARE

   Basic and diluted earnings (loss) per share for each period are calculated by dividing pro forma net income (loss) by the shares used to calculate earnings
(loss) per share in the historical period plus the effect of the shares and options which were exchanged or assumed in connection with the acquisition of SiByte. Potential common shares are excluded from the calculation of diluted earnings (loss) per share in a loss period, as the effect would be antidilutive. The effect of the performance-based warrants assumed by the Company will be included in the calculation of basic and diluted earnings (loss) per share as of the beginning of the period in which the warrants are earned by customers.



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

                                    SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BROADCOM CORPORATION,
                                          a California corporation


March 29, 2001                            By: /s/ WILLIAM J. RUEHLE
                                              ---------------------------------
                                              William J. Ruehle
                                              Vice President and
                                              Chief Financial Officer
                                              (Principal Financial Officer)


                                              /s/ SCOTT J. POTERACKI
                                              ---------------------------------
                                              Scott J. Poteracki
                                              Senior Director of Finance
                                              and Corporate Controller
                                              (Principal Accounting Officer)


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